Exhibit 99.1

Motorola Announces Second-Quarter 2010 Financial Results

SCHAUMBURG, Ill., July 29, 2010 -- Financial Highlights:

•                  Second-quarter sales of $5.4 billion

•                  Second-quarter GAAP earnings of $0.07 per share, compared to GAAP earnings of $0.01 per share in second quarter 2009; non-GAAP earnings per share* of $0.09 compared to earnings of $0.03 per share in second quarter 2009

•                  Total cash** of $8.3 billion; completed $500 million debt tender offer

•                  Enterprise Mobility Solutions sales of $1.9 billion; GAAP operating earnings of $181 million; non-GAAP operating earnings of $292 million

•                  Mobile Devices sales of $1.7 billion; shipped 8.3 million handsets, including 2.7 million smartphones; GAAP operating earnings of $87 million; non-GAAP operating loss of $109 million

•                  Networks sales of $967 million; GAAP operating earnings of $178 million; non-GAAP operating earnings of $191 million

•                  Home sales of $886 million; GAAP operating earnings of $29 million; non-GAAP operating earnings of $57 million

•                  Announced sale of majority of Networks business to Nokia Siemens Networks

Motorola, Inc. (NYSE: MOT) today reported sales of $5.4 billion in the second quarter of 2010. The GAAP earnings in the second quarter of 2010 were $162 million, or $0.07 per share, which compares to GAAP earnings of $26 million, or $0.01 per share, in the second quarter of 2009. Non-GAAP financial information excludes after-tax costs of approximately $0.02 per share in the second quarter of both 2010 and 2009 related to stock-based compensation expense, intangible assets amortization expense and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this press release.

During the quarter, the Company generated positive operating cash flow of $242 million, reduced long-term debt through a $500 million tender offer and ended the quarter with a total cash** position of $8.3 billion. Net cash*** increased to $4.9 billion from $4.6 billion in the first quarter.

Greg Brown, Motorola co-chief executive officer and CEO of Motorola Solutions, said, “In the second quarter, our Enterprise Mobility Solutions and Networks businesses continued to deliver best-in-class market leadership and financial returns, with strong operating earnings and excellent cash generation.”

“In addition, last week, we announced that Nokia Siemens Networks will acquire the majority of our Networks business. We are very proud of the operational and financial performance of our Networks business and are excited to have reached this agreement to combine our Networks team with such an industry leader,”

Brown continued. “This is great news for our customers, our investors and our people and will allow us to sharpen our strategic focus on providing mission-and business-critical solutions for our government, public safety and enterprise customers.”

“The Droid X launch has been very well received and is seen as one of the best smartphones in the market today with a 4.3 inch high-resolution display, Adobe flash and an 8 megapixel camera.  As we continue to execute on our business strategy, we are in a strong position to continue improving our share in the rapidly growing smartphone market and improving our operating performance,” said Sanjay Jha, Motorola co-chief executive officer and CEO of Motorola Mobility. “The Mobile Devices and Home businesses remain focused on developing next-generation products to capitalize on the convergence of mobile experiences and home entertainment.”

Operating Results

Mobile Devices segment sales were $1.7 billion, down 6 percent compared with the year-ago quarter. GAAP operating earnings were $87 million, which included income from a significant legal settlement of $228 million, compared to an operating loss of $287 million in the year-ago quarter. The non-GAAP operating loss was $109 million, compared to an operating loss of $239 million in the year-ago quarter.

Mobile Devices highlights:

•                  Introduced DROID X, a pocket-sized home theater with a 4.3 inch high-resolution display and powerful 1 GHz processor, garnering excitement and attention among media and consumers

•                  Introduced i1, the world’s first push-to-talk Android-powered smartphone; Motorola FLIPOUT™ with MOTOBLUR™ and  Motorola CHARM™ with MOTOBLUR™, bringing our current smartphone portfolio to 12 devices

•                  Broadened choice of Android applications for consumers in Argentina, Brazil and Mexico with the announcement of SHOP4APPS, Motorola’s mobile application storefront

Home segment sales were $886 million, down 13 percent compared with the year-ago quarter. GAAP operating earnings were $29 million, compared to $18 million in the year-ago quarter. Non-GAAP operating earnings were $57 million, compared to $49 million in the year-ago quarter.

Home highlights:

•                  Launched 3D TV set-top solution in North America and a next-generation HD IP set-top that supports fixed-mobile convergence solutions with KDDI in Japan

•                  Introduced Motorola M3 Media Server family, which delivers multimedia content and services across television, PCs and mobile devices

•                  Introduced Medios suite of software solutions for content distribution across multi-screen environments and advanced on-demand services

•                  Launched DCX700, a next-generation, cost-effective HD set-top solution that supports applications for whole-home content sharing

Enterprise Mobility Solutions segment sales were $1.9 billion, up 10 percent compared with the year-ago quarter. GAAP operating earnings were $181 million, compared to operating earnings of $141 million in the year-ago quarter. Non-GAAP operating earnings were $292 million, compared to $225 million in the year-ago quarter.

Enterprise Mobility Solutions highlights:

•                  Achieved year-over-year sales growth in all four regional markets

•                  Received multi-million dollar contracts in North America, including P25 system wins for counties in Georgia, Maryland, New York and Washington

•                  Announced ES400, the smallest and lightest enterprise digital assistant, which provides field workers access to business-critical applications to overcome productivity challenges

•                  Awarded the first phase of a private broadband 700MHz LTE network for public safety in the San Francisco Bay area, the first of its kind in the United States

Networks segment sales were $967 million, down 2 percent compared with the year-ago quarter. GAAP operating earnings were $178 million, compared to $92 million in the year-ago quarter. Non-GAAP operating earnings were $191 million, compared to $147 million in the year-ago quarter.

Networks highlights:

•                  Announced sale of majority of Networks assets to Nokia Siemens Networks

•                  Completed Phase I TD-LTE field trials with China’s Ministry of Industry and Information Technology

•                  Introduced unique, cost-effective common platform base station solution that can be used for both WiMAX and LTE

•                  Introduced software release for KDDI to reuse existing CDMA base stations for LTE

Third-Quarter 2010 Outlook

The Company’s outlook for the third quarter of 2010 is for earnings of $0.10 to $0.12 per share. This outlook includes the Networks business and excludes stock-based compensation expense and intangible assets amortization expense of approximately $0.04 per share, as well as charges associated with items of the variety typically highlighted by the Company in its quarterly earnings releases.

Consolidated GAAP Results

A comparison of results from operations is as follows:

	Second Quarter
(In millions, except per share amounts)	2010	2009

Net sales	$5,414	$5,497
Gross margin	2,002	1,710
Operating earnings	363	10
Earnings from continuing operations ****	162	26
Net earnings ****	162	26
Diluted earnings per common share: ****
Continuing operations	$0.07	$0.01

Weighted average diluted common shares outstanding	2,365.0	2,306.4

Highlighted Items, Stock-Based Compensation Expense and Intangible Assets Amortization Expense

The table below includes highlighted items, stock-based compensation expense and intangible assets amortization expense for the second quarter of 2010.

EPS Impact Exp/(Inc)*****

GAAP Earnings per Common Share	$0.07

Highlighted Items:
Separation-related transaction costs	0.04
Tax-related expense	0.03
Reorganization of business charges	0.01
Royalty settlement	0.01
Gain on sales of investments and businesses	(0.02)
Tax-related benefit	(0.03)
Legal settlement	(0.06)
Total Highlighted Items	(0.02)

Stock-based compensation expense	0.02
Intangible assets amortization expense	0.02
Stock-Based Compensation Expense and Intangible Assets Amortization Expense	0.04

Total Non-GAAP Adjustments	0.02

Non-GAAP Earnings per Common Share	$0.09

Conference Call and Webcast

Motorola will host its quarterly conference call beginning at 8 a.m. (U.S. Eastern Time) on Thursday, July 29. The conference call will be webcast live with audio and slides at www.motorola.com/investor.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola has also included non-GAAP measurements of results. Motorola has provided these non-GAAP measurements to help investors better understand Motorola’s core operating performance, enhance comparisons of Motorola’s core operating performance from period to period and allow better comparisons of Motorola’s operating performance to that of its competitors. Among other things, the Company’s management uses these operating results, excluding the identified items, to evaluate the performance of its businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of its core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the Company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Highlighted items: The Company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its non-GAAP operating expenses and net income measurements because the Company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons to the Company’s past operating performance.

Stock-based compensation expense: The Company has excluded stock-based compensation expense from its non-GAAP operating expenses and net income measurements. Although stock-based compensation is a key incentive offered to our employees and the Company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the Company continues to evaluate its performance excluding stock-based compensation expense primarily because it represents a significant non-cash expense. Stock-based compensation expense will recur in future periods.

Intangible assets amortization expense: The Company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the Company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the Company’s acquisitions. Investors should note that the use of intangible assets contributed to the Company’s revenues earned during the periods presented and will contribute to the Company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

Business Risks

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved.  Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release.  Such forward-looking statements include, but are not limited to, statements about the timing and financial impact of the launch of new products and Motorola’s financial outlook for the third quarter of 2010. Motorola cautions the reader that the risk factors below, as well as those on pages 17 through 29 in Item 1A of Motorola’s 2009 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola’s website at www.motorola.com, could cause Motorola’s actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola and factors that may impact forward-looking statements include, but are not limited to: (1) possible negative effects on the Company’s business operations, financial performance or assets as a result of its plan to create two independent, publicly traded companies; (2) the economic outlook for the telecommunications and broadband industries; (3) the Company’s ability to improve financial performance in its Mobile Devices business, including the success of its smartphone strategy; (4) Mobile Device’s dependency on third-

party operating systems and software, including Google’s Android operating system; (5) the level of demand for the Company’s products, particularly if consumers, businesses and governments defer purchases in response to tighter credit; (6) the Company’s ability to introduce new products and technologies in a timely manner; (7) unexpected negative consequences from the Company’s restructuring and cost reduction activities, including as a result of significant restructuring at the Mobile Devices business; (8) negative impact on the Company’s business from global economic conditions, which may include: (i) the inability of customers to obtain financing for purchases of the Company’s products; (ii) the viability of the Company’s suppliers that may no longer have access to necessary financing; (iii) changes in the value of investments held by the Company’s pension plan and other defined benefit plans; (iv) fair and/or actual value of the Company’s debt and equity investments differing significantly from the fair values currently assigned to them; (v) counterparty failures negatively impacting the Company’s financial position; (vi) difficulties or increased costs for the Company in obtaining financing; and (vii) the inability of the Company to sell accounts receivable and long-term receivables in volumes and on terms comparable to historical practices; (9) the Company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (10) risks related to dependence on certain key suppliers; (11) the impact on the Company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (12) risks related to the Company’s high volume of manufacturing in Asia and business operations in foreign countries; (13) the creditworthiness of the Company’s customers and distributors, particularly purchasers of large infrastructure systems; (14) variability in income received from licensing the Company’s intellectual property to others, as well as expenses incurred when the Company licenses intellectual property from others; (15) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (16) the impact of foreign currency fluctuations, including the negative impact of a strengthening U.S. dollar on the Company when competing for business in foreign markets; (17) the impact on the Company from continuing hostilities in countries where the Company does business; (18) the impact on the Company from ongoing consolidation in the telecommunications and broadband industries; (19) the impact of changes in governmental policies, laws or regulations; (20) the outcome of currently ongoing and future tax matters; and (21) negative consequences from the Company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Definitions

* Non-GAAP earnings per share excludes from GAAP earnings per share the effects of stock-based compensation expense, intangible assets amortization expense and highlighted items

** Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments

*** Net cash = Total cash - Total debt (Notes payable and current portion of long-term debt + Long-term debt)

**** Amounts attributable to Motorola, Inc. common shareholders

***** Due to rounding, EPS impact may not be equal to the sum of individual items

About Motorola

Motorola is known around the world for innovation in communications and is focused on advancing the way the world connects. From broadband communications infrastructure, enterprise mobility and public safety solutions to mobile and wireline digital communication devices that provide compelling experiences, Motorola is leading the next wave of innovations that enable people, enterprises and governments to be more connected and more mobile. Motorola (NYSE: MOT) had sales of US $22 billion in 2009. For more information, please visit www.motorola.com.

Media contact:

Jennifer Erickson

Motorola

+1 847-435-5320

jennifer.erickson@motorola.com

Investor contact:

Dean Lindroth

Motorola

+1 847-576-6899

dean.lindroth@motorola.com

MOTOROLA and the Stylized M Logo are registered in the US Patent & Trademark Office. All other product or service names are the property of their respective owners. © Motorola, Inc. 2010. All rights reserved.

Motorola, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	July 3, 2010	April 3, 2010	July 4, 2009
Net sales	$5,414	$5,044	$5,497
Costs of sales	3,412	3,258	3,787
Gross margin	2,002	1,786	1,710

Selling, general and administrative expenses	896	876	822
Research and development expenditures	762	757	775
Separation-related transaction costs	105	25	—
Other charges (income)	(189)	(13)	33
Intangibles amortization	65	65	70
Operating earnings	363	76	10

Other income (expense):
Interest expense, net	(38)	(33)	(30)
Gain on sales of investments and businesses, net	53	8	30
Other	(33)	12	23
Total other income (expense)	(18)	(13)	23
Earnings from continuing operations before income taxes	345	63	33
Income tax expense (benefit)	179	(5)	(2)
Earnings from continuing operations	166	68	35

Earnings from discontinued operations, net of tax	—	—	—
Net earnings	166	68	35

Less: Earnings (loss) attributable to noncontrolling interests	4	(1)	9
Net earnings attributable to Motorola, Inc.	$162	$69	$26

Amounts attributable to Motorola, Inc. common shareholders
Earnings from continuing operations, net of tax	$162	$69	$26
Earnings from discontinued operations, net of tax	—	—	—
Net earnings	$162	$69	$26

Earnings per common share
Basic:
Continuing operations	$0.07	$0.03	$0.01
Discontinued operations	—	—	—
	$0.07	$0.03	$0.01

Diluted:
Continuing operations	$0.07	$0.03	$0.01
Discontinued operations	—	—	—
	$0.07	$0.03	$0.01

Weighted average common shares outstanding
Basic	2,328.8	2,315.7	2,293.9
Diluted	2,365.0	2,341.3	2,306.4

Dividends paid per share	$—	$—	$—

	Percentage of Net Sales*
Net sales	100%	100%	100%
Costs of sales	63.0%	64.6%	68.9%
Gross margin	37.0%	35.4%	31.1%

Selling, general and administrative expenses	16.5%	17.4%	15.0%
Research and development expenditures	14.1%	15.0%	14.1%
Separation-related transaction costs	1.9%	0.5%	0.0%
Other charges (income)	-3.5%	-0.3%	0.6%
Intangibles amortization	1.2%	1.3%	1.3%
Operating earnings	6.7%	1.5%	0.2%

Other income (expense):
Interest expense, net	-0.7%	-0.7%	-0.5%
Gain on sales of investments and businesses, net	1.0%	0.2%	0.5%
Other	-0.6%	0.2%	0.4%
Total other income (expense)	-0.3%	-0.3%	0.4%
Earnings from continuing operations before income taxes	6.4%	1.2%	0.6%
Income tax expense (benefit)	3.3%	-0.1%	0.0%
Earnings from continuing operations	3.1%	1.3%	0.6%

Earnings from discontinued operations, net of tax	0.0%	0.0%	0.0%
Net earnings	3.1%	1.3%	0.6%

Less: Earnings (loss) attributable to noncontrolling interests	0.1%	0.0%	0.2%
Net earnings attributable to Motorola, Inc.	3.0%	1.4%	0.5%

* Percentages may not add up due to rounding

Motorola, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Six Months Ended
	July 3, 2010	July 4, 2009
Net sales	$10,458	$10,868
Costs of sales	6,670	7,662
Gross margin	3,788	3,206

Selling, general and administrative expenses	1,772	1,691
Research and development expenditures	1,519	1,622
Separation-related transaction costs	105	—
Other charges (income)	(177)	191
Intangibles amortization	130	141
Operating earnings (loss)	439	(439)

Other income (expense):
Interest expense, net	(71)	(65)
Gain on sales of investments and businesses, net	61	10
Other	(21)	93
Total other income (expense)	(31)	38
Earnings (loss) from continuing operations before income taxes	408	(401)
Income tax expense (benefit)	174	(148)
Earnings (loss) from continuing operations	234	(253)

Earnings from discontinued operations, net of tax	—	60
Net earnings (loss)	234	(193)

Less: Earnings attributable to noncontrolling interests	3	12
Net earnings (loss) attributable to Motorola, Inc.	$231	$(205)

Amounts attributable to Motorola, Inc. common shareholders
Earnings (loss) from continuing operations, net of tax	$231	$(265)
Earnings from discontinued operations, net of tax	—	60
Net earnings (loss)	$231	$(205)

Earnings (loss) per common share
Basic:
Continuing operations	$0.10	$(0.12)
Discontinued operations	—	0.03
	$0.10	$(0.09)

Diluted:
Continuing operations	$0.10	$(0.12)
Discontinued operations	—	0.03
	$0.10	$(0.09)

Weighted average common shares outstanding
Basic	2,322.0	2,286.5
Diluted	2,352.9	2,286.5

Dividends paid per share	$—	$0.05

	Percentage of Net Sales*
Net sales	100%	100%
Costs of sales	63.8%	70.5%
Gross margin	36.2%	29.5%

Selling, general and administrative expenses	16.9%	15.6%
Research and development expenditures	14.5%	14.9%
Separation-related transaction costs	1.0%	0.0%
Other charges (income)	-1.7%	1.8%
Intangibles amortization	1.2%	1.3%
Operating earnings (loss)	4.2%	-4.0%

Other income (expense):
Interest expense, net	-0.7%	-0.6%
Gain on sales of investments and businesses, net	0.6%	0.1%
Other	-0.2%	0.9%
Total other income (expense)	-0.3%	0.3%
Earnings (loss) from continuing operations before income taxes	3.9%	-3.7%
Income tax expense (benefit)	1.7%	-1.4%
Earnings (loss) from continuing operations	2.2%	-2.3%

Earnings from discontinued operations, net of tax	0.0%	0.6%
Net earnings (loss)	2.2%	-1.8%

Less: Earnings attributable to noncontrolling interests	0.0%	0.1%
Net earnings (loss) attributable to Motorola, Inc.	2.2%	-1.9%

* Percentages may not add up due to rounding

Motorola, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	July 3,	April 3,	July 4,
	2010	2010	2009
Assets
Cash and cash equivalents	$2,893	$3,188	$2,881
Sigma Fund	5,313	5,174	3,489
Short-term investments	25	6	45
Accounts receivable, net	3,465	3,086	3,689
Inventories, net	1,299	1,251	1,660
Deferred income taxes	1,212	1,125	1,320
Other current assets	1,807	2,066	2,630
Total current assets	16,014	15,896	15,714

Property, plant and equipment, net	1,968	2,088	2,280
Sigma Fund	105	116	72
Investments	322	408	446
Deferred income taxes	1,882	2,253	2,094
Goodwill	2,828	2,830	2,822
Other assets	1,693	1,669	1,676
Total assets	$24,812	$25,260	$25,104

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$531	$532	$40
Accounts payable	2,336	2,147	2,188
Accrued liabilities	5,020	5,194	5,956
Total current liabilities	7,887	7,873	8,184

Long-term debt	2,907	3,372	3,899
Other liabilities	3,798	3,970	3,398

Total Motorola, Inc. stockholders’ equity	10,116	9,944	9,523

Noncontrolling interests	104	101	100

Total liabilities and stockholders’ equity	$24,812	$25,260	$25,104

Financial Ratios:
Total cash*	$8,336	$8,484	$6,487
Total debt**	$3,438	$3,904	$3,939
Net cash***	$4,898	$4,580	$2,548

*Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments

**Total debt = Notes payable and current portion of long-term debt + Long-term debt

***Net cash = Total cash - Total debt

Motorola, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	July 3, 2010	April 3, 2010	July 4, 2009
Operating
Net earnings attributable to Motorola, Inc.	$162	$69	$26
Earnings (loss) attributable to the noncontrolling interests	4	(1)	9
Net earnings	166	68	35
Earnings from discontinued operations, net of tax	—	—	—
Earnings from continuing operations	166	68	35
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	168	173	192
Non-cash other charges (income)	3	(21)	(9)
Share-based compensation expense	77	72	74
Gain on sales of investments and businesses, net	(53)	(8)	(30)
Loss from the extinguishment of long-term debt	12	—	—
Deferred income taxes, including change in valuation allowance	283	(22)	162
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(428)	411	1
Inventories	(58)	58	408
Other current assets	254	114	290
Accounts payable and accrued liabilities	32	(388)	(848)
Other assets and liabilities	(214)	28	(125)
Net cash provided by operating activities	242	485	150
Investing
Acquisitions and investments, net	(3)	(23)	(6)
Proceeds from sales of investments and businesses, net	221	22	89
Capital expenditures	(76)	(70)	(66)
Proceeds from sales of property, plant and equipment	—	28	3
Purchases of Sigma Fund investments, net	(132)	(116)	(649)
Purchases of short-term investments, net	(19)	(4)	(26)
Net cash used for investing activities	(9)	(163)	(655)
Financing
Repayment of short-term borrowings, net	(1)	(4)	(23)
Repayment of debt	(479)	(2)	—
Issuance of common stock	5	63	—
Other, net	1	(8)	6
Net cash provided by (used for) financing activities	(474)	49	(17)
Effect of exchange rate changes on cash and cash equivalents	(54)	(52)	138
Net increase (decrease) in cash and cash equivalents	(295)	319	(384)
Cash and cash equivalents, beginning of period	3,188	2,869	3,265
Cash and cash equivalents, end of period	$2,893	$3,188	$2,881

Motorola, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended
	July 3, 2010	July 4, 2009
Operating
Net earnings (loss) attributable to Motorola, Inc.	$231	$(205)
Less: Earnings attributable to the noncontrolling interests	3	12
Net earnings (loss)	234	(193)
Earnings from discontinued operations, net of tax	—	60
Earnings (loss) from continuing operations	234	(253)
Adjustments to reconcile loss from continuing operations to net cash provided by (used for) operating activities:
Depreciation and amortization	341	382
Non-cash other income	(18)	(5)
Share-based compensation expense	149	150
Gain on sales of investments and businesses, net	(61)	(10)
Loss (gain) from the extinguishment of long-term debt	12	(67)
Deferred income taxes, including change in valuation allowance	261	(35)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(17)	(203)
Inventories	—	990
Other current assets	368	507
Accounts payable and accrued liabilities	(356)	(2,203)
Other assets and liabilities	(186)	(117)
Net cash cash provided by (used for) operating activities	727	(864)
Investing
Acquisitions and investments, net	(26)	(21)
Proceeds from sales of investments and businesses, net	243	226
Capital expenditures	(146)	(137)
Proceeds from sales of property, plant and equipment	28	6
Proceeds from sales (purchases) of Sigma Fund investments, net	(248)	670
Proceeds from sales (purchases) of short-term investments, net	(23)	180
Net cash provided by (used for) investing activities	(172)	924
Financing
Repayment of short-term borrowings, net	(5)	(54)
Repayment of debt	(481)	(129)
Issuance of common stock	68	56
Payment of dividends	—	(114)
Other, net	(7)	6
Net cash used for financing activities	(425)	(235)
Effect of exchange rate changes on cash and cash equivalents	(106)	(8)
Net increase (decrease) in cash and cash equivalents	24	(183)
Cash and cash equivalents, beginning of period	2,869	3,064
Cash and cash equivalents, end of period	$2,893	$2,881

Motorola, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s Net sales by reportable segment for the three months and six months ended July 3, 2010 and July 4, 2009.

	Net Sales
	Three Months Ended July 3, 2010	Three Months Ended July 4, 2009	% Change from 2009

Mobile Devices	$1,724	$1,829	-6%
Home	886	1,013	-13%
Enterprise Mobility Solutions	1,850	1,685	10%
Networks	967	988	-2%
Segment Totals	5,427	5,515	-2%
Other and Eliminations	(13)	(18)	-28%
Company Totals	$5,414	$5,497	-2%

	Net Sales
	Six Months Ended July 3, 2010	Six Months Ended July 4, 2009	% Change from 2009

Mobile Devices	$3,365	$3,630	-7%
Home	1,724	2,038	-15%
Enterprise Mobility Solutions	3,544	3,284	8%
Networks	1,863	1,954	-5%
Segment Totals	10,496	10,906	-4%
Other and Eliminations	(38)	(38)	0%
Company Totals	$10,458	$10,868	-4%

Motorola, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s Operating earnings (loss) by reportable segment for the three months and six months ended July 3, 2010 and July 4, 2009.

	Operating Earnings (Loss)
	Three Months Ended July 3, 2010	Three Months Ended July 4, 2009	% Change from 2009

Mobile Devices	$87	$(287)	*
Home	29	18	61%
Enterprise Mobility Solutions	181	141	28%
Networks	178	92	93%
Segment Totals	475	(36)	*
Other and Eliminations	(112)	46	*
Company Totals	$363	$10	3530%

	Operating Earnings (Loss)
	Six Months Ended July 3, 2010	Six Months Ended July 4, 2009	% Change from 2009

Mobile Devices	$(105)	$(832)	-87%
Home	49	21	133%
Enterprise Mobility Solutions	322	207	56%
Networks	290	154	88%
Segment Totals	556	(450)	*
Other and Eliminations	(117)	11	*
Company Totals	$439	$(439)	*

* Percentage change is not meaningful.

Motorola, Inc. and Subsidiaries

Non-GAAP Adjustments Bridge

(In millions, except per share amounts)

	Three Months Ended			Three Months Ended
	July 3, 2010			April 3, 2010
	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results
Net sales	$5,414	$—	$5,414	$5,044	$—	$5,044
Costs of sales	3,412	16	3,396	3,258	13	3,245
Gross margin	2,002	(16)	2,018	1,786	(13)	1,799

Selling, general and administrative expenses	896	42	854	876	42	834
Research and development expenditures	762	26	736	757	22	735
Separation-related transaction costs	105	105	—	25	25	—
Other income	(189)	(189)	—	(13)	(13)	—
Intangibles amortization	65	65	—	65	65	—
Operating earnings	363	(65)	428	76	(154)	230

Other income (expense):
Interest expense, net	(38)	—	(38)	(33)	—	(33)
Gain on sales of investments and businesses, net	53	50	3	8	—	8
Other	(33)	—	(33)	12	—	12
Total other income (expense)	(18)	50	(68)	(13)	—	(13)
Earnings from continuing operations before income taxes	345	(15)	360	63	(154)	217
Income tax expense (benefit)	179	34	145	(5)	(81)	76
Earnings from continuing operations	166	(49)	215	68	(73)	141

Earnings from discontinued operations, net of tax	—	—	—	—	—	—
Net earnings	166	(49)	215	68	(73)	141

Less: Earnings (loss) attributable to noncontrolling interests	4	—	4	(1)	—	(1)
Net earnings attributable to Motorola, Inc.	$162	$(49)	$211	$69	$(73)	$142

Amounts attributable to Motorola, Inc. common shareholders
Earnings from continuing operations, net of tax	$162	$(49)	$211	$69	$(73)	$142
Earnings from discontinued operations, net of tax	—	—	—	—	—	—
Net earnings	$162	$(49)	$211	$69	$(73)	$142

Earnings per common share
Basic:
Continuing operations	$0.07	$(0.02)	$0.09	$0.03	$(0.03)	$0.06
Discontinued operations	—	—	—	—	—	—
	$0.07	$(0.02)	$0.09	$0.03	$(0.03)	$0.06

Diluted:
Continuing operations	$0.07	$(0.02)	$0.09	$0.03	$(0.03)	$0.06
Discontinued operations	—	—	—	—	—	—
	$0.07	$(0.02)	$0.09	$0.03	$(0.03)	$0.06

Weighted average common shares outstanding
Basic	2,328.8	2,328.8	2,328.8	2,315.7	2,315.7	2,315.7
Diluted	2,365.0	2,365.0	2,365.0	2,341.3	2,341.3	2,341.3

Dividends paid per share	$—		$—	$—		$—

Percentage of Net Sales*
Net sales	100%		100%	100%		100%
Costs of sales	63.0%		62.7%	64.6%		64.3%
Gross margin	37.0%		37.3%	35.4%		35.7%

Selling, general and administrative expenses	16.5%		15.8%	17.4%		16.5%
Research and development expenditures	14.1%		13.6%	15.0%		14.6%
Separation-related transaction costs	1.9%		0.0%	0.5%		0.0%
Other income	-3.5%		0.0%	-0.3%		0.0%
Intangibles amortization	1.2%		0.0%	1.3%		0.0%
Operating earnings	6.7%		7.9%	1.5%		4.6%

Other income (expense):
Interest expense, net	-0.7%		-0.7%	-0.7%		-0.7%
Gain on sales of investments and businesses, net	1.0%		0.1%	0.2%		0.2%
Other	-0.6%		-0.6%	0.2%		0.2%
Total other income (expense)	-0.3%		-1.3%	-0.3%		-0.3%
Earnings from continuing operations before income taxes	6.4%		6.6%	1.2%		4.3%
Income tax expense (benefit)	3.3%		2.7%	-0.1%		1.5%
Earnings from continuing operations	3.1%		4.0%	1.3%		2.8%

Earnings from discontinued operations, net of tax	0.0%		0.0%	0.0%		0.0%
Net earnings	3.1%		4.0%	1.3%		2.8%

Less: Earnings (loss) attributable to noncontrolling interests	0.1%		0.1%	0.0%		0.0%
Net earnings attributable to Motorola, Inc.	3.0%		3.9%	1.4%		2.8%

* Percentages may not add up due to rounding

Motorola, Inc. and Subsidiaries

Non-GAAP Adjustments Bridge

(In millions, except per share amounts)

	Three Months Ended			Three Months Ended
	July 3, 2010			July 4, 2009
	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results

Net sales	$5,414	$—	$5,414	$5,497	$—	$5,497
Costs of sales	3,412	16	3,396	3,787	(1)	3,788
Gross margin	2,002	(16)	2,018	1,710	1	1,709

Selling, general and administrative expenses	896	42	854	822	44	778
Research and development expenditures	762	26	736	775	23	752
Separation-related transaction costs	105	105	—	—	—	—
Other charges (income)	(189)	(189)	—	33	33	—
Intangibles amortization	65	65	—	70	70	—
Operating earnings	363	(65)	428	10	(169)	179

Other income (expense):
Interest expense, net	(38)	—	(38)	(30)	—	(30)
Gain on sales of investments and businesses, net	53	50	3	30	—	30
Other	(33)	—	(33)	23	69	(46)
Total other income (expense)	(18)	50	(68)	23	69	(46)
Earnings from continuing operations before income taxes	345	(15)	360	33	(100)	133
Income tax expense (benefit)	179	34	145	(2)	(47)	45
Earnings from continuing operations	166	(49)	215	35	(53)	88

Earnings from discontinued operations, net of tax	—	—	—	—	—	—
Net earnings	166	(49)	215	35	(53)	88

Less: Earnings attributable to noncontrolling interests	4	—	4	9	—	9
Net earnings attributable to Motorola, Inc.	$162	$(49)	$211	$26	$(53)	$79

Amounts attributable to Motorola, Inc. common shareholders
Earnings from continuing operations, net of tax	$162	$(49)	$211	$26	$(53)	$79
Earnings from discontinued operations, net of tax	—	—	—	—	—	—
Net earnings	$162	$(49)	$211	$26	$(53)	$79

Earnings per common share
Basic:
Continuing operations	$0.07	$(0.02)	$0.09	$0.01	$(0.02)	$0.03
Discontinued operations	—	—	—	—	—	—
	$0.07	$(0.02)	$0.09	$0.01	$(0.02)	$0.03

Diluted:
Continuing operations	$0.07	$(0.02)	$0.09	$0.01	$(0.02)	$0.03
Discontinued operations	—	—	—	—	—	—
	$0.07	$(0.02)	$0.09	$0.01	$(0.02)	$0.03

Weighted average common shares outstanding
Basic	2,328.8	2,328.8	2,328.8	2,293.9	2,293.9	2,293.9
Diluted	2,365.0	2,365.0	2,365.0	2,306.4	2,306.4	2,306.4

Dividends paid per share	$—		$—	$—		$—

Percentage of Net Sales*
Net sales	100%		100%	100%		100%
Costs of sales	63.0%		62.7%	68.9%		68.9%
Gross margin	37.0%		37.3%	31.1%		31.1%

Selling, general and administrative expenses	16.5%		15.8%	15.0%		14.2%
Research and development expenditures	14.1%		13.6%	14.1%		13.7%
Separation-related transaction costs	1.9%		0.0%	0.0%		0.0%
Other charges (income)	-3.5%		0.0%	0.6%		0.0%
Intangibles amortization	1.2%		0.0%	1.3%		0.0%
Operating earnings	6.7%		7.9%	0.2%		3.3%

Other income (expense):
Interest expense, net	-0.7%		-0.7%	-0.5%		-0.5%
Gain on sales of investments and businesses, net	1.0%		0.1%	0.5%		0.5%
Other	-0.6%		-0.6%	0.4%		-0.8%
Total other income (expense)	-0.3%		-1.3%	0.4%		-0.8%
Earnings from continuing operations before income taxes	6.4%		6.6%	0.6%		2.4%
Income tax expense (benefit)	3.3%		2.7%	0.0%		0.8%
Earnings from continuing operations	3.1%		4.0%	0.6%		1.6%

Earnings from discontinued operations, net of tax	0.0%		0.0%	0.0%		0.0%
Net earnings	3.1%		4.0%	0.6%		1.6%

Less: Earnings attributable to noncontrolling interests	0.1%		0.1%	0.2%		0.2%
Net earnings attributable to Motorola, Inc.	3.0%		3.9%	0.5%		1.4%

* Percentages may not add up due to rounding

Motorola, Inc.

Operating Earnings (Loss) after Non-GAAP Adjustments

Q1 2010

		TOTAL	MDB	Home	EMS	Networks	Other/Elims
Net sales		$5,044	$1,641	$838	$1,694	$896	$(25)
Operating earnings (loss)		$76	$(192)	$20	$141	$112	$(5)

Above-OE non-GAAP adjustments by P&L Statement line:	Statement Line
Reorganization of business charges	Cost of sales	5	3	1	1	—	—
Stock-based compensation expense	Cost of sales	8	2	1	3	2	—
Stock-based compensation expense	SG&A and R&D	64	27	8	20	9	—
Reorganization of business charges	Other charges (income)	16	12	4	1	1	(2)
Separation-related transaction costs	Other charges (income)	25	—	—	—	—	25
Legal settlement	Other charges (income)	(29)	—	—	—	—	(29)
Intangibles amortization expense	Intangibles amortization	65	—	13	51	1	—
Less: Total above-OE non-GAAP adjustments		154	44	27	76	13	(6)

Operating earnings (loss) after non-GAAP adjustments		$230	$(148)	$47	$217	$125	$(11)

Operating earnings (loss) as a percentage of net sales - GAAP		1.5%	-11.7%	2.4%	8.3%	12.5%	20.0%
Operating earnings (loss) as a percentage of net sales - after non-GAAP adjustments		4.6%	-9.0%	5.6%	12.8%	14.0%	44.0%

Q2 2010

		TOTAL	MDB	Home	EMS	Networks	Other/Elims
Net sales		$5,414	$1,724	$886	$1,850	$967	$(13)
Operating earnings (loss)		$363	$87	$29	$181	$178	$(112)

Above-OE non-GAAP adjustments by P&L Statement line:	Statement Line
Reorganization of business charges	Cost of sales	7	(2)	4	5	—	—
Stock-based compensation expense	Cost of sales	9	3	1	3	2	—
Stock-based compensation expense	SG&A and R&D	68	27	9	22	10	—
Reorganization of business charges	Other charges (income)	18	4	1	9	—	4
Separation-related transaction costs	Other charges (income)	105	—	—	—	—	105
Royalty settlement	Other charges (income)	21	—	—	21	—	—
Legal settlement	Other charges (income)	(228)	(228)	—	—	—	—
Intangibles amortization expense	Intangibles amortization	65	—	13	51	1	—
Less: Total above-OE non-GAAP adjustments		65	(196)	28	111	13	109

Operating earnings (loss) after non-GAAP adjustments		$428	$(109)	$57	$292	$191	$(3)

Operating earnings (loss) as a percentage of net sales - GAAP		6.7%	5.0%	3.3%	9.8%	18.4%	861.5%
Operating earnings (loss) as a percentage of net sales - after non-GAAP adjustments		7.9%	-6.3%	6.4%	15.8%	19.8%	23.1%

Motorola, Inc.

Non-GAAP Adjustments (Highlighted Items, Stock-Based Compensation Expense and Intangibles Amortization Expense)

Q1 2010

Highlighted Items	Statement Line	Q1 2010 PBT (Inc)/Exp	Q1 2010 Tax Inc/(Exp)	Q1 2010 PAT (Inc)/Exp	EPS impact*

Stock-based compensation expense	Cost of sales, SG&A and R&D	$72	$23	$49	$0.02
Intangibles amortization expense	Intangibles amortization	65	24	41	0.02
Separation-related transaction costs	Other charges (income)	25	5	20	0.01
Reorganization of business charges	Cost of sales and Other charges (income)	21	6	15	0.01
Legal settlement	Other charges (income)	(29)	(12)	(17)	(0.01)
Tax-related benefit	Income tax (expense) benefit	—	53	(53)	(0.02)
Impact of Medicare Part D Subsidy tax law change	Income tax (expense) benefit	—	(18)	18	0.01
Total Continuing Operations Impact		$154	$81	$73	$0.03

Q2 2010

Highlighted Items	Statement Line	Q2 2010 PBT (Inc)/Exp	Q2 2010 Tax Inc/(Exp)	Q2 2010 PAT (Inc)/Exp	EPS impact*

Separation-related transaction costs	Other charges (income)	$105	$15	$90	$0.04
Stock-based compensation expense	Cost of sales, SG&A and R&D	77	25	52	0.02
Intangibles amortization expense	Intangibles amortization	65	24	41	0.02
Reorganization of business charges	Cost of sales and Other charges (income)	25	7	18	0.01
Royalty settlement	SG&A	21	6	15	0.01
Gain on sale of business	Other income (expense)	(20)	—	(20)	(0.01)
Gain on sale of investment	Other income (expense)	(30)	(11)	(19)	(0.01)
Legal settlement	Other charges (income)	(228)	(84)	(144)	(0.06)
Tax-related expense	Income tax (expense) benefit	—	(82)	82	0.03
Tax-related benefit	Income tax (expense) benefit	—	66	(66)	(0.03)
Total Continuing Operations Impact		$15	$(34)	$49	$0.02

* EPS impact may not add up due to rounding